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                                                                   Exhibit 10.28


                            DCI MANAGEMENT GROUP LLC

                                                    February 3, 2003

Mr. Russell H. Plumb
Chief Financial Officer and
  Vice President, Finance & Administration
Inhibitex, Inc.
1165 Sanctuary Parkway, Suite 400
Alpharetta, GA  30004

      Re:      Plasma Supply Agreement dated October 2002 between
               Inhibitex, Inc. and DCI Management Group, Inc. (the "Agreement")

Dear Russ:

         As you know, we have just sold the assets of DCI Management Group, Inc. to DCI Management Group, LLC which company is ultimately owned by the United Kingdom Department of Health.

         In connection with this sale, we are writing to request your consent to the assignment by DCI Management Group, Inc. to DCI Management Group, LLC of all of DCI Management Group, Inc.'s interests, rights and obligations under the Agreement. DCI Management Group, LLC hereby agrees to abide and be bound by the terms and conditions of the Agreement and to assume and discharge the obligations and liabilities of DCI Management Group, Inc. thereunder as of and after December 17, 2002, the date of the closing of the sale of assets. We hereby request your consent and agreement to the foregoing.

         The consent by Inhibitex to the assignment of the Agreement shall not constitute a novation, release or other relinquishment of any liability or obligation DCI Management Group, Inc. or its successors or assigns, now or in the future incurred under the Agreement.

         Please evidence your agreement with the foregoing by executing and returning the enclosed duplicate copy of this letter agreement via courier to the following address: Ira London, DCI Management Group, LLC, 220-05 97th Avenue, Queens Village, New York 11429.

         Thank you for your prompt attention to this matter.

                                          Very truly yours,

                                          DCI MANAGEMENT GROUP, LLC

                                          By: /s/ Ira London 2/3/03
                                              ---------------------------------
                                              Ira London
                                              Vice President of Marketing

Accepted and agreed to as of the date first above written:
INHIBITEX, INC.

By: /s/ Russell Plumb
    ------------------
    Name:  Russell Plumb
    Title: CFO